Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended December 31, 2011 and 2010,

the Quarter ended September 30, 2011 and

the Years Ended December 31, 2011 and 2010

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2011
Composite Materials	$153.6	$58.2	$67.2	$279.0
Engineered Products	57.1	18.9	0.3	76.3
Total	$210.7	$77.1	$67.5	$355.3
	59%	22%	19%	100%

Third Quarter 2011
Composite Materials	$138.4	$60.7	$63.3	$262.4
Engineered Products	69.0	20.2	0.2	89.4
Total	$207.4	$80.9	$63.5	$351.8
	59%	23%	18%	100%

Fourth Quarter 2010
Composite Materials	$125.9	$62.9	$51.8	$240.6
Engineered Products	48.2	21.3	0.9	70.4
Total	$174.1	$84.2	$52.7	$311.0
	56%	27%	17%	100%

Year Ended December 31, 2011
Composite Materials	$586.1	$241.3	$247.1	$1,074.5
Engineered Products	237.4	78.1	2.4	317.9
Total	$823.5	$319.4	$249.5	$1,392.4
	59%	23%	18%	100%

Year Ended December 31, 2010
Composite Materials	$459.4	$229.3	$215.8	$904.5
Engineered Products	185.3	81.2	2.6	269.1
Total	$644.7	$310.5	$218.4	$1,173.6
	55%	26%	19%	100%